Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of TCTM Kids IT Education Inc. on Form F-3 of our report dated April 19, 2024, with respect to our audits of the consolidated financial statements of TCTM Kids IT Education Inc. as of December 31, 2022 and 2023 and for the years ended December 2021, 2022 and 2023 and our report dated April 19, 2024 with respect to our audit of internal control over financial reporting of TCTM Kids IT Education Inc. as of December 31, 2023 appearing in the Annual Report on Form 20-F of TCTM Kids IT Education Inc. for the year ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Marcum Asia CPAs LLP

Beijing, China

January 15, 2025

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